Exhibit 99

Form 4 Joint Filer Information

Date of Event Requiring Statement:	March 8, 2012

Issuer Name and Ticker or Trading Symbol:	Ruth’s Hospitality Group, Inc., RUTH

Designated Filer:	Bruckmann, Rosser, Sherrill & Co. III, L.P.

Other Joint Filers:	BRS Coinvestor III, L.P.
126 East 56th Street, 29th Floor
New York, NY 10022

BRS GP III, L.P.
126 East 56th Street, 29th Floor
New York, NY 10022

Bruckmann, Rosser, Sherrill & Co. III, L.L.C.
126 East 56th Street, 29th Floor
New York, NY 10022

BRS Coinvestor GP III, L.L.C.
126 East 56th Street, 29th Floor
New York, NY 10022

Signatures:	BRUCKMANN, ROSSER, SHERRILL & CO. III, L.P.

By: BRS GP III, L.P.
as its General Partner

By: Bruckmann, Rosser, Sherrill & Co. III, L.L.C.
as its General Partner

	By:	/s/ Stephen C. Sherrill
Name: Stephen C. Sherrill
Title: Manager

BRS GP III, L.P.

By: Bruckmann, Rosser, Sherrill & Co. III, L.L.C.
as its General Partner

	By:	/s/ Stephen C. Sherrill
Name: Stephen C. Sherrill
Title: Manager

BRUCKMANN, ROSSER, SHERRILL & CO. III, L.L.C.

By:	/s/ Stephen C. Sherrill
Name: Stephen C. Sherrill
Title: Manager

BRS COINVESTOR III, L.P.

By: BRS Coinvestor GP III, L.L.C.
as its General Partner

By:	/s/ Stephen C. Sherrill
Name: Stephen C. Sherrill
Title: Manager

BRS COINVESTOR GP III, L.L.C.

By:	/s/ Stephen C. Sherrill
Name: Stephen C. Sherrill
Title: Manager